                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION


                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement          [ ]    Confidential, For use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2)
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to
      Rule 14a-11(c) or Rule 14a-12

                           SAFEGUARD SCIENTIFICS, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                                [SAFEGUARD LOGO]


                           800 THE SAFEGUARD BUILDING
                              435 DEVON PARK DRIVE
                              WAYNE, PA 19087-1945

                              PHONE: (610) 293-0600
                            TOLL-FREE: (877) 506-7371
                               FAX: (610) 293-0601
                AUTOMATED INVESTOR RELATIONS LINE: (888) SFE-1200

                           INTERNET: WWW.SAFEGUARD.COM


                           SAFEGUARD SCIENTIFICS, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Safeguard Stockholder:

You are invited to attend the Safeguard Scientifics, Inc. 2001 Annual Meeting of Stockholders.

DATE:             May 23, 2001

TIME:             9:00 a.m. Eastern time

PLACE:            The Desmond Great Valley Hotel and Conference Center
                  One Liberty Boulevard
                  Malvern, Pennsylvania 19355
                  (610) 296-9800 or (800) 575-1776

DIRECTIONS:       Included on the last page

No admission tickets are required. For those of you unable to attend the meeting in person, we invite you to participate over the Internet through our website at http://www.safeguard.com.

Only stockholders who owned stock at the close of business on April 6, 2001, can vote at this meeting or any adjournments that may take place.

At the meeting, we will elect 13 directors and attend to any other business properly presented at the meeting.

We also will report on Safeguard's 2000 business results and other matters of interest to our stockholders. You will have an opportunity at the meeting to ask questions, make comments, and meet our management team.

OUR BOARD OF DIRECTORS IS A VITAL RESOURCE. MAKE YOUR VOTE COUNT! NO MATTER HOW MANY SHARES YOU HOLD, WE CONSIDER YOUR VOTE IMPORTANT AND ENCOURAGE YOU TO VOTE AS SOON AS POSSIBLE.

The proxy statement, accompanying proxy card, and 2000 annual report are being mailed to stockholders beginning April 23, 2001, in connection with the solicitation of proxies by the board of directors.

Please contact Mona Zeehandelaar, Director, Investor Relations, with any questions or concerns.

Sincerely,



/s/ Warren Musser                                     /s/ Deirdre Blackburn

Warren V. Musser                                      Deirdre Blackburn
Chairman of the Board                                 Secretary


April 17, 2001

                              QUESTIONS AND ANSWERS


Q:    WHO IS ENTITLED TO VOTE?

A: Stockholders of record as of the close of business on April 6, 2001, may vote at the annual meeting.

Q:    HOW MANY SHARES CAN VOTE?

A: On April 6, 2001, there were 117,299,573 shares issued and outstanding. Every stockholder may cast one vote for each share owned. In the election of directors, stockholders have the right of cumulative voting (described below).

Q:    WHAT MAY I VOTE ON?

A: You may vote on the election of 13 directors who have been nominated to serve on our board of directors and any other business that is properly presented at the meeting

Q:    HOW DOES THE BOARD RECOMMEND I VOTE?

A: The board recommends a vote FOR each board nominee. The board requests discretionary authority to cumulate votes.

Q:    HOW DO I VOTE?

A: Sign and date each proxy card you receive, mark the boxes indicating how you wish to vote, and return the proxy card in the prepaid envelope provided. In the election of directors, if you wish to vote cumulatively, please follow the directions in the next question.

      If you sign your proxy card but do not mark any boxes showing how you wish to vote, Warren V. Musser, Harry Wallaesa, and N. Jeffrey Klauder will vote your shares and will cumulate your votes as recommended by the board of directors.

Q:    WHAT DOES CUMULATIVE VOTING MEAN?

A: Cumulative voting applies only in the election of directors. It means that you may cast a number of votes equal to the number of Safeguard shares you own multiplied by the number of directors to be elected. For example, since 13 directors are standing for election at this year's annual meeting, if you hold 100 shares of Safeguard stock, you may cast 1,300 votes in the election of directors. You may distribute those votes among the nominees as you wish. In other words, in the example provided, you may cast all 1,300 votes for one nominee or allocate them among two or more nominees in any amount you like, as long as the total equals 1,300 votes.

      To vote cumulatively, you must

      - write the words "cumulate for" in the space provided under item 1 of the proxy card, and

      - write the name of each nominee and the number of votes to be cast for each nominee in that space.

      If you vote cumulatively, please check to be sure that the number of votes you cast adds up to the number of shares you own multiplied by 13. If the number of votes does not add up correctly, our proxy tabulator will return the proxy card to you for clarification and will not vote your shares until a properly completed proxy card has been returned to them.

Q:    WHAT IF I HOLD MY SAFEGUARD SHARES IN A BROKERAGE ACCOUNT?

A: If you hold your Safeguard shares through a broker, bank or other nominee, you will receive a voting instruction form directly from them describing how to vote your shares. This form will, in most cases, offer you three ways to vote:

      1.    by telephone,

      2.    via the Internet, or

      3.    by returning the form.

      Your vote by telephone or Internet will help Safeguard save money. Remember, if you vote by telephone or

[SAFEGUARD LOGO]

                              QUESTIONS AND ANSWERS


      Internet, do not return your voting instruction form.

Q:    WHAT IF I WANT TO CHANGE MY VOTE?

A: A registered stockholder may change his or her vote at any time before the meeting in any of the following three ways:

      1.    notify our corporate secretary, Deirdre Blackburn, in writing,

      2.    vote in person at the meeting, or

      3.    submit a proxy card with a later date.

      If you hold your shares through a broker, bank or other nominee and wish to change your vote, you must deliver your change to that nominee. Also, if you wish to vote at the meeting, you must obtain a legal proxy from that nominee authorizing you to vote at the meeting. We will be unable to accept a vote from you at the meeting without that form. If you are a registered stockholder and wish to vote at the meeting, no additional forms will be required.

Q:    HOW WILL DIRECTORS BE ELECTED?

A: The 13 nominees who receive the highest number of affirmative votes at a meeting at which a quorum is present will be elected as directors.

Q:    WHO WILL COUNT THE VOTES?

A: A representative of Mellon Investor Services, our registrar and transfer agent, will count the votes and act as the judge of election.

Q:    WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: Your shares may be registered under different names or addresses. We encourage you to have all accounts registered in the exact same name and address (whenever possible). You may obtain information about how to do this by contacting our transfer agent:

      Safeguard Scientifics, Inc.
      c/o Mellon Investor Services
      P. O. Box 3315
      South Hackensack, NJ 07606

      If you provide Mellon Investor Services with photocopies of the proxy cards that you receive or with the account numbers that appear on each proxy card, it will be easier to accomplish this.

      You also can find information on transferring shares and other useful stockholder information on their web site at www.mellon-investor.com.

Q:    WHAT IS A QUORUM?

A: A quorum is a majority of the outstanding shares. The shares may be represented at the meeting either in person or by proxy. To hold the meeting, there must be a quorum present.

Q:    WHAT IS THE EFFECT IF I ABSTAIN OR FAIL TO GIVE INSTRUCTIONS TO MY BROKER?

A: If you submit a properly executed proxy, your shares will be counted as part of the quorum even if you abstain from voting or withhold your vote for a particular director.

      Broker non-votes also are counted as part of the quorum. A broker non-vote occurs when banks, brokers or other nominees holding shares on behalf of a stockholder do not receive voting instructions from the stockholder by a specified date before the meeting. In this event, banks, brokers and other nominees may vote those shares on matters deemed routine by the New York Stock Exchange. The election of directors is considered a routine matter. Broker non-votes and abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is treated the same as an abstention.

[SAFEGUARD LOGO]

                              QUESTIONS AND ANSWERS


Q:    WHO CAN ATTEND THE MEETING?

A: We encourage all stockholders to attend the meeting. Admission tickets are not required.

Q:    WHAT IF I CAN'T ATTEND THE MEETING?

A: If you are unable to attend the meeting in person, we invite you to participate over the Internet through our website at http://www.safeguard.com. Please go to our web site approximately fifteen minutes early to register and download any necessary audio software.

Q:    ARE THERE ANY EXPENSES ASSOCIATED WITH COLLECTING THE STOCKHOLDER VOTES?

A: We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our stockholders. We do not anticipate hiring an agency to solicit votes at this time.

Q:    WHAT IS A STOCKHOLDER PROPOSAL?

A: A stockholder proposal is your recommendation or requirement that Safeguard or our board of directors take action on a matter that you intend to present at a meeting of stockholders. However, under applicable rules we have the ability to exclude certain matters proposed, including those that deal with matters relating to our ordinary business operations.

Q:    CAN ANYONE SUBMIT A STOCKHOLDER PROPOSAL?

A: To be eligible to submit a proposal, you must have continuously held at least $2,000 in market value, or 1% of our common stock, for at least one year by the date you submit your proposal. You also must continue to hold those securities through the date of the meeting.

Q: IF I WISH TO SUBMIT A STOCKHOLDER PROPOSAL FOR THE ANNUAL MEETING IN 2002, WHAT ACTION MUST I TAKE?

A: If you wish us to consider including a stockholder proposal in the proxy statement for the annual meeting in 2002, you must submit the proposal, in writing, so that we receive it no later than December 25, 2001. The proposal must meet the requirements established by the SEC. Send your proposal to:

      N. Jeffrey Klauder, Executive Vice President and General Counsel Safeguard Scientifics, Inc.
      800 The Safeguard Building
      435 Devon Park Drive
      Wayne, PA 19087-1945

      Our bylaws provide that only proposals included in the proxy statement may be considered at the annual meeting.

Q:    CAN A STOCKHOLDER NOMINATE SOMEONE TO BE A DIRECTOR OF SAFEGUARD?

A: The Nominating Committee will consider qualified candidates recommended by stockholders. You should submit your recommendation, including a detailed statement of the individual's qualifications, to:

      Nominating Committee
      Safeguard Scientifics, Inc.
      800 The Safeguard Building
      435 Devon Park Drive
      Wayne, PA 19087

Q:    WHO ARE SAFEGUARD'S LARGEST STOCKHOLDERS?

A: At December 31, 2000, no stockholder owned more than 5% of our stock. In the aggregate, our directors and executive officers beneficially own a total of approximately 5.19% of Safeguard.

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
                              ELECTION OF DIRECTORS
                              ITEM 1 ON PROXY CARD

Directors are elected annually and serve a one-year term. There are 13 nominees for election this year. Each nominee is currently serving as a director. Each nominee has consented to serve until the next annual meeting if elected. You will find detailed information on each nominee below. If any director is unable to stand for re-election after distribution of this proxy statement, the board may reduce its size or designate a substitute. If the Board designates a substitute, proxies voting on the original director candidate will be cast for the substituted candidate.

THE BOARD RECOMMENDS A VOTE FOR EACH NOMINEE. THE 13 NOMINEES WHO RECEIVE THE HIGHEST NUMBER OF AFFIRMATIVE VOTES WILL BE ELECTED AS DIRECTORS.

WARREN V. MUSSER                                             Director since 1953
Age 74

Mr. Musser has served as chairman of Safeguard since 1953. Mr. Musser was chief executive officer of Safeguard from 1953 to April 2001. Mr. Musser is chairman of the board of Cambridge Technology Partners (Massachusetts), Inc. He is also a director of CompuCom Systems, Inc., Internet Capital Group, Inc., and TyCom, Ltd. and a trustee of Brandywine Realty Trust. Mr. Musser serves on a variety of civic, educational and charitable boards of directors, and serves as vice president/development, Cradle of Liberty Council, Boy Scouts of America, vice chairman of The Eastern Technology Council, and chairman of the Pennsylvania Partnership on Economic Education.

ROBERT E. KEITH, JR.                                         Director since 1996
Age 59

Mr. Keith was appointed vice chairman of the board of Safeguard in February 1999 and became a member of the Office of the Chief Executive of Safeguard in April 2001. Mr. Keith has been a managing director of TL Ventures and its predecessor funds since 1988. He has served as president since 1991, and as chief executive officer since February 1996, of Technology Leaders Management, Inc., a private equity capital management company that is a subsidiary of Safeguard. Mr. Keith is Chairman of the Board of Internet Capital Group, Inc., and a director of Cambridge Technology Partners (Massachusetts), Inc. and SunSource, Inc.

HARRY WALLAESA                                               Director since 1999
Age 50

Mr. Wallaesa became president and chief operating officer of Safeguard in March 1999 and became a member of the Office of the Chief Executive of Safeguard in April 2001. Before joining Safeguard, Mr. Wallaesa served as president and chief executive officer of aligne incorporated, which he co-founded in 1996, until Safeguard acquired a majority of the company in March 1999. From 1985 to 1995, Mr. Wallaesa was the chief information officer and vice president of management information systems at Campbell Soup Company, a global manufacturer and marketer of branded food products. Mr. Wallaesa is chairman of the board of CompuCom Systems, Inc. and a director of Bowne, Inc., Redleaf Group LLC, aligne incorporated, Atlas Commerce, Pennsylvania Academy of the Fine Arts, and University of Pennsylvania Health Systems.

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
VINCENT G. BELL, JR.                                         Director since 1956
Age 75

Mr. Bell is president of Verus Corporation, a management investment firm he formed in 1987. In April 2001, Mr. Bell became the acting chief executive officer of Safeguard and a member of the Office of the Chief Executive. Before 1987, Mr. Bell was chairman of the board and chief executive officer of Safeguard Business Systems, Inc., an information systems company.

WALTER W. BUCKLEY, III                                       Director since 2000
Age 41

Mr. Buckley is a co-founder and has served as president, chief executive officer and a director of Internet Capital Group, Inc. since March 1996. Prior to co-founding Internet Capital Group, an Internet holding company, Mr. Buckley worked for Safeguard as vice president of acquisitions from 1991 to February 1996. Mr. Buckley is a director of VerticalNet, Inc., PaperExchange.com, Inc., and XL Vision, Inc.

MICHAEL J. EMMI                                              Director since 1998
Age 59

Mr. Emmi has been chairman of the board, president and chief executive officer of Systems & Computer Technology Corporation, a provider of computer software and services, since May 1985. Mr. Emmi is a director of CompuCom Systems, Inc. and CDI Corporation.

ROBERT A. FOX                                                Director since 1981
Age 71

Mr. Fox has been chairman and chief executive officer of R.A.F. Industries, Inc., a private investment company that acquires and manages a diversified group of operating companies and venture capital investments, since 1980. Mr. Fox is a director of Zany Brainy, Inc. He is a trustee of the University of Pennsylvania and the Wistar Institute.

JACK L. MESSMAN                                              Director since 1994
Age 61

Mr. Messman has been chief executive officer and president of Cambridge Technology Partners (Massachusetts), Inc., a global eBusiness services provider, since 1999. From April 1991 until 1999, Mr. Messman was chairman and chief executive officer of Union Pacific Resources Group Inc., an energy company. From May 1988 to April 1991, Mr. Messman was chairman and chief executive officer of USPCI, Inc., a provider of hazardous waste services and a subsidiary of Union Pacific Corporation. Mr. Messman is a director of Cambridge Technology Partners (Massachusetts), Inc., Metallurg, Inc., Novell, Inc., RadioShack Corporation, and USDATA Corporation.

RUSSELL E. PALMER                                            Director since 1989
Age 66

Mr. Palmer is chairman and chief executive officer of The Palmer Group, a corporate investment firm he organized in 1990. From 1983 to June 1990, Mr. Palmer was dean of The Wharton School of the University of Pennsylvania. From 1972 to 1983, he was managing partner and chief executive officer of Touche Ross & Co. (now Deloitte & Touche). Mr. Palmer is a director

[SAFEGUARD LOGO]
of Federal Home Loan Mortgage Corporation, Verizon Communications, Honeywell International, Inc. and The May Department Stores Company.

JOHN W. PODUSKA, SR., PH.D.                                  Director since 1987
Age 63

Dr. Poduska has served as chairman of Advanced Visual Systems, Inc., a provider of visualization software and solutions, since 1992. Before 1992, Dr. Poduska was president and chief executive officer of Stardent Computer, Inc, a computer manufacturer, from December 1989 to December 1991. From December 1985 to December 1989, Dr. Poduska was founder, chairman and chief executive officer of Stellar Computer, Inc., a computer manufacturer and the predecessor of Stardent Computer, Inc. Dr. Poduska is a director of Cambridge Technology Partners (Massachusetts), Inc., eMerge Interactive, Inc., and Anadarko Petroleum Corporation.

HEINZ C. SCHIMMELBUSCH, PH.D.                                Director since 1989
Age 56

Dr. Schimmelbusch has served as president and chief executive officer of Safeguard International Group, Inc. since 1994. Dr. Schimmelbusch also serves as managing director of Safeguard International Fund, L.P., a Safeguard affiliated private equity fund, and is chairman of Allied Resource Corporation, Wayne, PA, a company pursuing technology-oriented, early-stage investment opportunities in process industries, and Metallurg, Inc., New York, a global producer and supplier of high quality metal alloys and specialty metals. From 1973 to 1993, Dr. Schimmelbusch was associated with Metallgesellschaft AG, a raw materials company of which he served as chairman of the executive board from March 1989 to December 1993.

HUBERT J.P. SCHOEMAKER, PH.D.                                Director since 1993
Age 51

Dr. Schoemaker is chairman, chief executive officer and founder of Neuronyx, Inc., a biotechnology company he founded in 1999. Prior to that, Dr. Schoemaker served as chairman of the board and co-founder of Centocor, Inc., a biotechnology company, from 1987 to 1999.

CARL J. YANKOWSKI                                            Director since 2000
Age 52

Mr. Yankowski has been chief executive officer and a director of Palm, Inc., a leading global provider of handheld computing devices, since December 1999. Prior to joining Palm, he was president and chief executive officer of the Reebok Division and executive vice president of Reebok International Ltd., a leading worldwide designer, marketer and distributor of sports, fitness and casual footwear, apparel and equipment. Before joining Reebok in September 1998, from December 1993 to January 1998, Mr. Yankowski was president and chief operating officer of Sony Electronics Inc., a diversified company that markets electronic products for consumer, broadcast and industrial use in the United States. From December 1988 to November 1993, Mr. Yankowski held various senior management positions with Polaroid Corporation, his last position being that of chairman of the Asia-Pacific region. Mr. Yankowski is a director of Avidyne, Inc. and Boston College Business School.

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
                  BOARD OF DIRECTORS -- ADDITIONAL INFORMATION


BOARD MEETINGS: The board of directors held nine meetings in 2000. Each director except Messrs. Buckley and Yankowski attended at least 75% of the total number of meetings of the board and committees of which he was a member.

BOARD COMPENSATION: Directors employed by Safeguard or a wholly owned subsidiary receive no additional compensation, other than their normal salary, for serving on the board or its committees. Non-employee directors receive the following compensation:

-     $17,500 annually

-     $1,000 annually for chairing a committee

-     $1,000 for each board meeting attended

-     $500 for each telephonic special meeting attended

-     $500 for each committee meeting attended

-     reimbursement of out-of-pocket expenses

Additionally, each director who is not a current executive officer of Safeguard receives a stock option to purchase shares of Safeguard common stock upon initial election to the board. Each of these directors also receives subsequent annual stock option grants. All grants are discretionary and may vary as to the number of shares.

Directors' options generally have an eight-year term and vest 25% each year starting on the first anniversary of the grant date. The exercise price is equal to the fair market value of a share of our common stock on the grant date.

During 2000, Mr. Buckley received an initial grant in February 2000 to purchase 90,000 shares of Safeguard common stock at an exercise price of $50.9792 and each director, other than Messrs. Musser and Wallaesa, received a grant to purchase 10,500 shares of Safeguard common stock. Messrs. Bell, Messman, Poduska, Schimmelbusch and Schoemaker each received a grant of all 10,500 shares on July 28, 2000. Messrs. Buckley and Yankowski received a grant of 5,250 shares on each of July 28, 2000 and September 29, 2000. Mr. Keith received a grant of 5,250 shares on each of July 28, 2000 and December 29, 2000. Messrs. Emmi and Fox received a grant of 3,500 shares on each of July 28, 2000, September 29, 2000 and December 29, 2000. Mr. Palmer received a grant of 5,250 shares on July 28, 2000 and grants of 2,625 on each of September 29, 2000 and December 29, 2000. The exercise price for all options granted on July 28, 2000 was $30.4688 per share, for all options granted on September 29, 2000 was $20.00 per share, and for all options granted on December 29, 2000 was $6.5313 per share. Each director also received a stock option grant in December 2000 to purchase 12,000 shares of Safeguard common stock at an exercise price of $5.2813 per share.

DEFERRED CHARITABLE DONATION PROGRAM: Safeguard established this program to promote charitable giving. It is available to certain directors and officers and is funded, in part, by life insurance policies on certain participants. Following the death of a director, we will donate up to $1 million to one or more designated charities in the Southeastern Pennsylvania area. Directors derive no financial benefit from this program since all charitable deductions accrue solely to Safeguard. We anticipate the program will result in nominal cost to us over time.

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
DEFERRED COMPENSATION: Before 1989, we offered certain directors and officers a deferred compensation plan. All contributions to the plan were completed by the end of 1988. Upon retirement (or an earlier date in certain cases) or upon termination of service as a director, each participant is entitled to receive, as a level payment over 15 years or as a lump sum, an amount equal to the total credits to his account plus an investment growth factor.

Mr. Bell began receiving a quarterly payment in February 1992 of $3,100, which was reduced to $3,000 in February 1994. Safeguard is the beneficiary of the life insurance contracts we purchased to cover our obligations under the plan. We expect to recover an amount equal to all benefit payments under the plan, the premium payments on the insurance contracts, and a portion of the interest earned on the use of the premium payment.


                        BOARD COMMITTEE MEMBERSHIP ROSTER

The Board of Directors has four standing committees. The following table describes the membership of and number of meetings held by each of these committees.


                             AUDIT(1)         COMPENSATION        EXECUTIVE         NOMINATING
                             --------         ------------        ---------         ----------
MEETINGS HELD IN 2000           4                  3                  3                  0
Warren V. Musser                                                      x*                 x
Vincent G. Bell, Jr.            x                  x                  x                  x
Michael J. Emmi                 x
Robert A. Fox                                      x*                 x                  x*
Russell E. Palmer               x*                 x                  x                  x
John W. Poduska, Sr.            x

(1) Each member of the Audit Committee qualifies as independent under the rules of the New York Stock Exchange (the "NYSE").

*     Chairperson


AUDIT COMMITTEE

- operates under a written Audit Committee Charter adopted by the board of directors, a copy of which is attached as Exhibit A to this Proxy Statement

- recommends the hiring and retention of our independent certified public accountants

- discusses the scope and results of our audit with the independent certified public accountants

- reviews with management and the independent certified public accountants the interim and year-end operating results

- considers the adequacy of our internal accounting controls and audit procedures

- reviews the non-audit services to be performed by the independent certified public accountants

COMPENSATION COMMITTEE

- determines compensation levels for our officers, including incentive compensation

-     administers our equity compensation plan and long-term incentive plan

EXECUTIVE COMMITTEE

- acts upon all matters with respect to the management of our business except policy matters

NOMINATING COMMITTEE

-     recommends nominees for election to our board of directors

-     considers qualified candidates recommended by stockholders

[Safeguard Logo]

                    STOCK OWNERSHIP OF DIRECTORS AND OFFICERS
                               AS OF APRIL 6, 2001

                                                                                  SHARES
                                                                               BENEFICIALLY
                                      OUTSTANDING           OPTIONS                OWNED
                                         SHARES           EXERCISABLE            ASSUMING
                                      BENEFICIALLY          WITHIN               EXERCISE            PERCENT
       NAME                              OWNED              60 DAYS             OF OPTIONS          OF SHARES
       ----                              -----              -------             ----------          ---------
Warren V. Musser                        483,849            1,000,000            1,483,849             1.27%
Robert E. Keith, Jr.                     23,366              206,625              229,991                *
Harry Wallaesa                          562,040              872,500            1,434,540             1.19%
Vincent G. Bell, Jr.                  1,438,704               26,625            1,465,329             1.22%
Walter W. Buckley, III                    3,000               37,500               40,500                *
Michael J. Emmi                           3,000               34,500               37,500                *
Robert A. Fox                           250,875                9,750              260,625                *
Jack L. Messman                          90,000               80,625              170,625                *
Russell E. Palmer                        34,235               62,625               96,860                *
John W. Poduska, Sr.                          0               17,250               17,250                *
Heinz C. Schimmelbusch                    5,453               17,250               22,703                *
Hubert J.P. Schoemaker                  137,370                9,750              147,120                *
Carl J. Yankowski                             0               47,250               47,250                *
Gerald A. Blitstein                      45,900              156,250              202,150                *
John K. Halvey                              906              127,500              128,406                *
Jerry L. Johnson                         60,894              282,120              343,014                *
N. Jeffrey Klauder                        7,500              112,500              120,000                *
Executive officers and
directors as a group
(18 persons)
                                      3,147,392            3,100,620            6,248,012             5.19%

*     Less than 1% of Safeguard's outstanding shares of common stock

Each individual has the sole power to vote and to dispose of the shares (other than shares held jointly with spouse) except as follows:

      Warren V. Musser      Includes 220,500 shares held by a trust of which Mr.
                            Musser is a co-trustee. Safeguard has a security
                            interest in the shares of common stock and the common
                            stock purchase options owned by Mr. Musser, excluding
                            the 220,500 shares held by the trust of which Mr. Musser
                            is a co-trustee.

      Robert E. Keith, Jr.  Includes 900 shares held by his spouse. Mr. Keith disclaims beneficial ownership of the shares held by his
                            spouse.

      Vincent G. Bell, Jr.  Includes 337,704 shares held by a charitable foundation established by Mr. Bell.

      Robert A. Fox         Includes 15,000 shares held by a charitable foundation
                            established by Mr. Fox.

      John K. Halvey        Includes 600 shares held in trust by his spouse for his
                            minor children.

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                                                                               9

SHARES OF SUBSIDIARY CORPORATIONS OWNED BY SAFEGUARD DIRECTORS AND OFFICERS:
CompuCom Systems, Inc. and Tangram Enterprise Solutions, Inc. are majority owned subsidiaries of Safeguard. As of April 6, 2001, executive officers and directors of Safeguard beneficially owned the following percentage of shares of common stock outstanding in each of these subsidiaries:

-     COMPUCOM
      Mr. Musser, 1%
      All executive officers and directors of Safeguard as a group, other than Mr. Musser, less than 1%

-     TANGRAM
      All executive officers and directors of Safeguard as a group, less than 1%.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE: The rules of the SEC require that we disclose late filings of reports of stock ownership by our directors and executive officers. To the best of our knowledge, there were no late filings by our directors and executive officers during 2000, except for one late filing by Mr. Blitstein and four transactions reported late on Form 5 by Dr. Poduska.

                             STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total return on $100 invested in our common stock for the period from December 31, 1995, through December 31, 2000, with the cumulative total return on $100 invested in the Russell 2000 and the peer group index for the same period.

                     1995                  1996                 1997              1998             1999                2000
                     ----                  ----                 ----              ----             ----                ----
Safeguard           100.00                128.28               126.77            110.86           658.58              80.38
Russell 2000        100.00                116.61               142.66            138.66           165.82              158.66
Peer Group          100.00                130.24               147.66            197.23           331.06              180.78

- The peer group consists of SIC Code 737 -- Computer Programming & Data Processing Services and SIC Code 5045 -- Computer, Peripheral Equipment and Software Wholesalers, with a 50% weighting for each SIC Code.

- Assumes reinvestment of dividends. We have not distributed cash dividends during this period. Assumes a value of zero for all rights issued in rights offerings to our stockholders and all opportunities made available to our shareholders to participate in Safeguard Subscription Programs.

-     Assumes an investment of $100 on December 31, 1995.

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                                                                              10

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

Safeguard's mission is to achieve maximum returns for our stockholders by

- acquiring and operating leading companies in the infrastructure technology market

- utilizing our extensive network to meet the strategic and operational needs of our partner companies

- enabling our stockholders to participate directly in our partner companies via the Safeguard Subscription Program, and

- proactively working with our public partner companies to continue to build their value.

Our philosophy is to align the compensation of senior management and other employees with our mission and the long-term interests of our stockholders. This philosophy also helps us to

- attract and retain outstanding employees who can thrive in a competitive environment of continuous change,

- promote among our employees the economic benefits of stock ownership in Safeguard and our partner companies, and

- motivate and reward employees who, by their hard work, loyalty and exceptional service, make contributions of special importance to the success of our business.

COMPENSATION STRUCTURE

The compensation of our executives consists of

-     base pay,

-     annual cash incentives,

-     stock options, and

-     awards under our long-term incentive plan.

BASE PAY

Base pay is established initially on the basis of subjective factors, including experience, individual achievements, and the level of responsibility assumed at Safeguard. Salary increases for our CEO and other executives for 2000 were based on the following:

-     levels of individual responsibility,

- the maintenance of an appropriate scale among executives based on relative positions and responsibilities, and

-     general inflation levels.

ANNUAL CASH INCENTIVES

Annual cash incentives are intended to motivate executives to achieve and exceed annual corporate performance targets and strategic objectives. Our primary objectives are to create or increase the value of our public and private partner companies, capitalize on the value derived from our relationship with our private equity funds, and acquire interests in new partner companies that can help us achieve our business objectives and that will continue to build our pipeline of potential IPOs. We measure our success by the market price of our stock, the financial condition and operations of our company, the operating performance and market value of our public partner companies, the operating performance of our private partner companies, the development of the Safeguard network of partner companies, and the successful completion of IPOs with Safeguard Subscription Programs or of other liquidity events involving our partner companies. Specific annual financial and strategic objectives may include

-     positioning Safeguard to capitalize on emerging technology trends

-     adding a targeted number of new partner companies,

-     assisting our partner companies to access the public capital markets,

[Safeguard Logo]

- strengthening our network's capacity to support the growth of our partner companies,

-     strengthening a partner company's management/marketing team,

-     building strategic alliances,

-     helping our partner companies grow through acquisitions, and

-     identifying and exploiting markets.

At the beginning of each year, the committee sets target levels of executive cash incentives based on a percentage of base salary and the executive's ability to impact Safeguard's performance.

At the end of each year, the committee reviews the level of achievement of the financial and strategic objectives contained in Safeguard's plan and the plans of our partner companies (including the publicly held partner companies) and individual performance. Cash incentives are paid based on a percentage of target amounts and may exceed target amounts when, in the judgment of the committee, performance levels are deemed to be superior.

MR. MUSSER'S 2000 CASH INCENTIVE. Mr. Musser was awarded a cash incentive for 2000 equal to 100% of his target incentive. This decision was based on Safeguard's success in achieving its strategic objectives, including:

- completing a follow-on public offering in April 2000 which raised approximately $414 million

- completing common stock placements with three strategic investors raising $200 million

- completing the sales of three partner companies for total proceeds to the company of more than $50 million

-     completing two IPOs with Safeguard Subscription Programs (eMerge and Opus
      360),

-     positioning several companies as future IPO candidates,

-     announcing eighteen new partner company acquisitions,

-     assisting several partner companies with mergers and acquisitions, and

- expanding Safeguard's information technology operating businesses (aligne, K Consulting and Palarco).

The Committee also established an incentive arrangement for Mr. Musser under which Mr. Musser received $500,000 on January 15, 2001 and will receive another $500,000 unless he resigns from all his positions with Safeguard prior to January 15, 2002.

OTHER HIGHLY COMPENSATED EXECUTIVES' 2000 CASH INCENTIVES. The committee approved cash incentives for 2000 equal to 100% of the target amounts. The committee considered the same factors they did in determining Mr. Musser's 2000 cash incentive as well as, to a lesser extent, each executive's individual performance for the year. In addition, the Committee adopted incentive arrangements, similar to that adopted for Mr. Musser, for Messrs. Wallaesa, Blitstein, Halvey and Klauder.

STOCK OPTIONS

Stock options align the interests of executives and employees with the long-term interests of our stockholders and motivate executives and employees to remain in our employ. The committee awards stock options based on a number of factors, including

-     the achievement of financial and strategic objectives,

- an individual's contributions in providing strategic leadership and oversight for Safeguard and our partner companies, and

-     the amount and term of options already held by each individual.

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                                                                              12

2000 STOCK OPTION AWARDS. The committee granted stock options during 2000 to certain new employees and to all executives and employees. The number of options granted was based on each person's responsibilities. Although Mr. Musser historically has not participated in stock option awards, in December 2000 as part of the incentive arrangement with Mr. Musser, the committee made a special grant to Mr. Musser of options to purchase 1,000,000 shares of Safeguard common stock.

LONG-TERM INCENTIVE PLAN

Our long-term incentive plan supports our strategy of completing IPOs with Safeguard Subscription Programs to our stockholders since the plan permits participants to share directly in the growth of our partner companies. This growth benefits our stockholders in two ways -- indirectly, by increasing the value of Safeguard's holdings in the partner companies, and directly, by increasing the value of the stock acquired by our stockholders through IPOs with Safeguard Subscription Programs.

Each year, Safeguard has allocated a portion of the equity interests acquired during the year for the benefit of the participants in the long-term incentive plan. The plan permits the committee to award grants in the form of (i) interests in limited partnerships established by Safeguard to hold the equity interests acquired by Safeguard in a given year, (ii) restricted stock in a partner company, or (iii) share units which entitle a participant to share in the appreciation of the value of the stock of a partner company above established threshold levels. We intend primarily to grant limited partnership interests to plan participants to more closely align the participants' interests with Safeguard's interests.

Grants are subject to vesting over a period of four years and generally to the condition that Safeguard's equity holdings must double in value before the participants can receive their equity participation. Partnership interests are generally paid out in stock of the partner company after a fixed period of years. The committee can accelerate vesting and payout upon the attainment of the threshold value. Restricted stock awards are subject to certain restrictions and are held in escrow until the attainment of the established threshold levels. Share units are payable in cash or in stock of the partner company after a fixed period of years, subject to acceleration by the committee if the threshold levels are achieved.

The committee believes that this policy of aligning the interests of the participants with the long-term interests of our stockholders has been successful.

2000 LONG-TERM INCENTIVE GRANTS. In 2000, the committee approved the acquisition of partnership interests by executives and key employees in limited partnerships that were established to hold all equity interests acquired by Safeguard during 2000 in new and existing partner companies. These limited partnership interests provided the participants, as a group, with the opportunity to receive distributions of up to a total of 15% of the equity interests held by each limited partnership if the value of the interest exceeds the established thresholds. Distributions generally will be made in five years, unless accelerated by the committee. The partnership interests were allocated to the participants based primarily on their positions at Safeguard.

IRS LIMITS ON DEDUCTIBILITY OF COMPENSATION.

Section 162(m) of the Internal Revenue Code provides that publicly held companies may not deduct in any taxable year compensation paid to any of the individuals named in the Summary Compensation Table in excess of one million dollars that is not "performance-based." To qualify as "performance-based" compensation, the committee's discretion to grant incentive awards must be strictly limited. Grants of stock options and SARs under our plans generally will meet the requirements of "performance-based compensation." Restricted stock grants generally will not qualify as, and performance units may not qualify as, "performance-based compensation." The committee believes that the benefit of

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                                                                              13
retaining the ability to exercise discretion under Safeguard's incentive compensation plans outweighs the limited risk of loss of tax deductions under section 162(m). Therefore, the committee does not currently plan to take any action to qualify any of the incentive compensation plans under section 162(m).

Submitted by the Compensation Committee:

Robert A. Fox
Vincent G. Bell, Jr.
Russell E. Palmer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Kenneth Fox, the son of the chairman of our compensation committee, Robert Fox, is an executive officer, director and a 4.5% stockholder of Internet Capital Group. Safeguard owns approximately 14% of Internet Capital Group.

Our chairman, Warren Musser, serves on the Management Resource Committee (which performs the function of a compensation committee) of the Board of Cambridge Technology Partners (Massachusetts), Inc., a Safeguard partner company. The chief executive officer of Cambridge Technology Partners, Jack Messman, serves on our board.

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                                                                              14

                   EXECUTIVE COMPENSATION & OTHER ARRANGEMENTS

                            2000 ANNUAL COMPENSATION


                                                                                       LONG TERM COMPENSATION
                                                                            -----------------------------------------
                                      ANNUAL COMPENSATION                             AWARDS                  PAYOUTS
                         ---------------------------------------------      ---------------------------     ----------
                                                                                             SECURITIES                      ALL
                                                                OTHER                       UNDERLYING       LONG TERM      OTHER
                                                                ANNUAL      RESTRICTED        OPTIONS/       INCENTIVE      COMPEN-
                                                                COMPEN-       STOCK            SARS           PAYOUTS       SATION
                                   SALARY        BONUS          SATION       AWARD(S)           (#)             ($)         ($)(4)
NAME AND POSITION        YEAR      ($)(1)        ($)(2)         ($)(3)         ($)
------------------------------------------------------------------------------------------------------------------------------------
Warren V. Musser,        2000     $430,000     $1,130,000     $     --             --        1,000,000      $   36,032      $22,144
Chairman of the
Board and Chief          1999      413,731        827,500       53,920             --               --              --       12,000
Executive Officer
                         1998      305,000        305,000       60,193             --               --              --       12,000


Harry Wallaesa,          2000     $400,000     $1,260,000           --             --          380,000      $  909,126      $13,645
President and Chief
Operating Officer (5)    1999      330,770      1,386,176           --             --        1,590,000              --       10,970

                         1998           --             --           --             --               --              --           --


Gerald A. Blitstein,     2000     $248,076     $  905,000     $141,435     $3,434,250(6)       525,000      $   14,033      $12,382
Executive Vice
President and Chief      1999           --             --           --             --               --              --           --
Financial Officer (5)
                         1998           --             --           --             --               --              --           --


John K. Halvey,          2000     $300,000     $1,047,700     $322,175             --          275,000      $  200,475      $12,539
Executive Vice
President (5)            1999      150,000        635,713           --             --          210,000              --        8,398

                         1998           --             --           --             --               --              --           --


Jerry L. Johnson,        2000     $310,000     $  217,000           --             --          200,000      $1,320,961      $21,362
Executive Vice
President                1999      283,462        416,469           --             --           60,000         905,722       19,896

                         1998      240,000        182,000           --             --           60,000          38,258       19,895


N. Jeffrey Klauder,      2000     $198,153     $  705,000           --             --          425,000      $   14,033      $18,159
Executive Vice
President and General    1999           --             --           --             --               --              --           --
Counsel (5)
                         1998           --             --           --             --               --              --           --

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                                                                              15

NOTES TO ANNUAL COMPENSATION TABLE:

(1) Includes compensation that has been deferred by the named officers under voluntary savings plans.

(2) Includes discretionary payouts under our Long-Term Incentive Plan. Also includes for Messrs. Musser, Wallaesa, and Blitstein incentive bonuses of $500,000 each, and for Messrs. Halvey and Klauder incentive bonuses of $375,000 each, which were payable if the individual had not resigned prior to January 15, 2001. An equal amount for each of the individuals will be paid in 2002 if the individual has not resigned prior to January 15, 2002.

(3) Mr. Musser uses Safeguard's plane and charter aircraft from time to time for personal use as a result of determination by the board of directors in 1997 requiring him to travel on Safeguard's plane instead of commercial aircraft whenever possible for safety reasons. Mr. Musser reimburses Safeguard for the price of a commercial airline ticket for these personal flights. In the case of Messrs. Blitstein and Halvey, the amounts disclosed as other annual compensation include moving expenses of approximately $134,000 and $313,000 respectively.

(4)   For 2000, all other compensation includes the following amounts:

                                   Defined Contribution         Company Match            Life Insurance
             Name                      Pension Plan         Voluntary Savings Plan        Premiums Paid
             ----                      ------------         ----------------------        -------------
      Warren V. Musser                    $ 7,650                  $ 5,100                  $  9,394
      Harry Wallaesa                      $ 7,650                  $ 4,315                  $  4,399
      Gerald A. Blitstein                 $ 7,650                  $    --                  $  4,732
      John K. Halvey                      $ 7,650                  $ 2,942                  $  1,947
      Jerry L. Johnson                    $ 7,650                  $ 5,100                  $  8,612
      N. Jeffrey Klauder                  $ 7,650                  $    --                  $ 10,509

(5) Messrs. Wallaesa, Halvey, Blitstein and Klauder became executive officers in March 1999, June 1999, February 2000 and April 2000, respectively.

(6) Shares valued at market price on date of grant ($45.79 per share). The year-end market price was $6.625 per share.

[Safeguard Logo]

                            2000 STOCK OPTION GRANTS

                                                                                                       POTENTIAL REALIZABLE VALUE
                                                                                                    AT ASSUMED ANNUAL RATES OF STOCK
                                                                                                            PRICE APPRECIATION
                                                INDIVIDUAL GRANTS                                           FOR OPTION TERM(1)
                           -----------------------------------------------------------------        --------------------------------
                                                   % OF TOTAL
                             NUMBER OF              OPTIONS/
                            SECURITIES                SARS
                            UNDERLYING             GRANTED TO
                             OPTIONS/              EMPLOYEES    EXERCISE OR
                               SARS                IN FISCAL    BASE PRICE        EXPIRATION              5%                 10%
      NAME                 GRANTED (#)(2)            YEAR       ($/SH)(3)            DATE                ($)                 ($)
------------------------------------------------------------------------------------------------------------------------------------
Warren V. Musser           1,000,0000(4)            18.13%       $ 5.2813          12/21/08          $2,521,585          $ 6,039,636
Harry Wallaesa                130,000                2.36%       $30.4688           7/28/08          $1,891,174          $ 4,529,691
                              150,000                2.72%         5.2813          12/21/08             378,238              905,945
                              100,000(4)             1.81%         5.2813          12/21/08             252,159              603,964
Gerald A. Blitstein           225,000                4.08%       $48.2083           2/28/08          $5,178,896          $12,404,356
                               25,000                 .45%        30.4688           7/28/08             363,687              871,094
                               25,000                 .45%        20.0000           9/29/08             238,728              571,794
                              125,000                2.27%         5.2813          12/21/08             315,198              754,954
                              100,000(4)             1.81%         5.2813          12/21/08             252,159              603,964
                               25,000                 .45%         6.5313          12/29/08              77,960              186,728
John K. Halvey                 75,000                1.36%       $30.4688           7/28/08          $1,091,062          $ 2,613,283
                              125,000                2.27%         5.2813          12/21/08             315,198              754,954
                               75,000(4)             1.36%         5.2813          12/21/08             189,119              452,973
Jerry L. Johnson               75,000                1.36%       $30.4688           7/28/08          $1,091,062          $ 2,613,283
                              125,000                2.27%         5.2813          12/21/08             315,198              754,954
N. Jeffrey Klauder            150,000                2.72%       $32.5000           4/17/08          $2,327,595          $ 5,574,995
                               75,000                1.36%        30.4688           7/28/08           1,091,062            2,613,283
                              125,000                2.27%         5.2813          12/21/08             315,198              754,954
                               75,000(4)             1.36%         5.2813          12/21/08             189,119              452,973


(1) These values assume that the shares appreciate from the market price on the grant date (which may be significantly in excess of the current market price) at the compounded annual rate shown from the grant date until the end of the option term. These values are not estimates of future stock price growth of Safeguard. Executives will not benefit unless the common stock price increases above the stock option exercise price.

(2) Unless otherwise disclosed, the options have an eight-year term and vest 25% each year commencing on the first anniversary of the grant. If an executive retires on or after his 65th birthday, the options will become fully vested on his retirement date. Certain of the options vest immediately in full upon the death or disability of the grantee or upon a change of control. Certain of the options reported in the above table may be exercised at any time. If an executive exercises unvested options and his employment is terminated, we may repurchase the unvested shares at the exercise price. The option exercise price may be paid in cash, by delivery of previously acquired shares, subject to certain conditions, or same-day sales (that is, a cashless exercise through a broker), or such other method as the compensation committee may approve. The compensation committee may modify the terms of outstanding options, including acceleration of the exercise date.

(3) All options have an exercise price equal to the fair market value of the shares subject to each option on the grant date.

(4)   These options have an eight-year term and vested immediately upon grant.

[Safeguard Logo]

          2000 STOCK OPTION EXERCISES AND YEAR-END STOCK OPTION VALUES

                                                         NUMBER OF SECURITIES UNDERLYING
                                                                   UNEXERCISED                         VALUE OF UNEXERCISED
                                                                   OPTIONS/SARS                      IN-THE-MONEY OPTIONS/SARS
                          SHARES                              AT FISCAL YEAR-END (#)                 AT FISCAL YEAR-END ($)(1)
                        ACQUIRED ON        VALUE         ---------------------------------      ---------------------------------
      NAME              EXERCISE (#)     REALIZED($)     EXERCISABLE         UNEXERCISABLE      EXERCISABLE         UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------------------------
Warren V. Musser            0               --            1,000,000                    0         $1,343,700            $      0
Harry Wallaesa              0               --              497,500            1,472,500         $  134,370            $201,555
Gerald A. Blitstein         0               --              100,000              425,000         $  134,370            $170,305
John K. Halvey              0               --              127,500              357,500         $  100,778            $167,963
Jerry L. Johnson            0               --              282,120              297,500         $        0            $167,963
N. Jeffrey Klauder          0               --               75,000              350,000         $  100,778            $167,963

(1) Value is calculated using the difference between the option exercise price and the year-end stock price, multiplied by the number of shares subject to an option. The year-end stock price was $6.625 per share.


                            LONG-TERM INCENTIVE PLAN

            Beginning in 1997, we established one or more limited partnerships to hold all acquisitions approved and made by Safeguard during any given year. Under our long-term incentive plan, participants may purchase interests in these limited partnerships. We allocated up to a 15% interest for purchase by the participants for 2000. Safeguard, through a wholly owned subsidiary acting as the general partner of each partnership, retains approximately an 85% interest in the partnerships established for 2000. Partnership interests vest 25% each year, generally starting on July 1 in the year following the acquisition. The compensation committee has the authority to accelerate vesting. A partnership will generally distribute the securities it holds to its partners after five to ten years, but may distribute securities earlier if the company has completed an IPO or has been sold. We must receive two times the cost of the equity securities of a company and repayment of any loans to the company before the limited partners receive any of the securities of the company. If that threshold is met, the limited partners will receive distributions of approximately 15% of the equity securities of the company. The percentages allocated during 2000 to each named executive officer in each partnership are included in the following table.

                                                   PERCENTAGE INTEREST
                                                   -------------------
      NAME                              1/1/00 TO 3/27/00         3/28/00 TO 12/31/00
      ----                              -----------------         -------------------
Warren V. Musser                              1.80%                    1.530%
Harry Wallaesa                                1.10%                    0.935%
Gerald A. Blitstein                           0.70%                    0.595%
John K. Halvey                                0.70%                    0.595%
Jerry L. Johnson                              0.70%                    0.595%
N. Jeffrey Klauder                              --                     0.595%

[SAFEGUARD LOGO]
                                                                              18

EMPLOYMENT CONTRACTS; SEVERANCE AND CHANGE-IN-CONTROL ARRANGEMENTS

At the time he joined Safeguard, we agreed to pay John Halvey's salary for a 12-month period if his employment is terminated without cause prior to December 31, 2000. At the time he joined Safeguard, we agreed to pay Gerald Blitstein's salary for a 12-month period if his employment is terminated without cause.

RELATIONSHIPS AND RELATED TRANSACTIONS WITH MANAGEMENT AND OTHERS

In connection with various restricted stock awards made under our long-term incentive plan, we loaned each recipient an amount equal to the related income taxes on each award. Each of the loans is a full-recourse loan secured by a pledge of the restricted shares. The interest rates and due dates on each loan are as follows:

                                         Interest
          Date of Loan                     Rate                    Due Date
          ------------                     ----                    --------
             6/11/99                       4.90%                    6/11/00
             8/27/99                       5.43%                    8/31/00
             11/3/99                       5.57%                    12/3/01
             12/1/99                       5.74%                   12/31/01
              2/3/00                       6.20%                    2/28/02
              4/6/00                       6.46%                     5/6/02
             4/13/00                       6.46%                    5/13/02

The following table shows the largest aggregate loan amounts outstanding in connection with these tax loans for each executive officer who owed us in excess of $60,000 since January 1, 2000, and the aggregate amounts outstanding at March 17, 2001:

                           Largest
                           Balance
                            Since             Balance at
     Name                  1/1/00              3/17/01
     ----                  ------              -------
Harry Wallaesa            $303,998            $105,469
John Halvey               $201,092            $164,434

In July 1999, we loaned John Halvey the sum of $500,000 in connection with his joining Safeguard. The loan is evidenced by a full recourse promissory note which bears interest at the prime rate and is secured by a pledge of stock, vested stock options, long-term incentive plan grants, and any other compensation granted to Mr. Halvey by Safeguard. Principal and accrued interest on the note is due on July 22, 2002. In July 2000, we advanced Mr. Halvey a $500,000 swing loan, bearing interest at the prime rate, in connection with his purchase and sale of a house. The loan was repaid within 15 days.

During October 2000, Safeguard extended a $10 million loan to Mr. Musser and guaranteed a $35 million loan to Musser, each in connection with his margin loan arrangements. Mr. Musser had incurred margin debt and obligations with respect to margin debt at several brokerage firms. The securities subject to the margin account included approximately 8,000,000 shares of Safeguard common stock. With the goal of maintaining an orderly trading market for Safeguard's stock, Safeguard extended the guarantee and advanced the loan. The $10 million loan bore interest at the prime rate and was payable in full on March 15, 2001. On December 3, 2000, Mr. Musser repaid in full the principal and accrued interest on the $10 million loan. Mr. Musser's obligations to Safeguard under both the $10 million loan and the guarantee arrangements are secured by interests in securities and real estate. In April 2001, Safeguard entered into a definitive agreement with Mr. Musser providing for the extinguishment of the $35 million Safeguard guarantee and for Safeguard to loan Mr. Musser approximately $28 million to repay in full Mr. Musser's margin loans which were guaranteed by Safeguard and to pay certain tax obligations and expenses. The amount of the loan may be increased at closing to approximately $35 million if certain real estate assets have not been monetized at that time by Mr. Musser. The loan will bear interest at an annual rate of 7% and be payable on demand at any time after January 1, 2003. Mr. Musser will grant Safeguard security interests in securities and real estate collateral. Until April 30, 2006, Safeguard will have recourse only against the collateral. After April 30, 2006, Safeguard will have recourse against Mr. Musser personally, except with respect to certain ongoing compensation to be received by Mr. Musser. Safeguard has the


[SAFEGUARD LOGO]
right to sell the collateral at any time and apply the net after-tax proceeds from the sales of collateral against amounts outstanding on the loan. There can be no assurance that the proceeds realized by Safeguard from dispositions of the collateral will be sufficient to repay the loan in full. The arrangements with Mr. Musser were approved by the Board of Directors of Safeguard or a special committee thereof, with Mr. Musser recusing himself from the proceedings.

In 1998, Safeguard acquired shares of Series A Convertible Preferred Stock of MegaSystems, Inc. for approximately $7.1 million. MegaSystems provides large format motion picture equipment and related consulting services. During 1999 and 2000, Safeguard provided debt financing to MegaSystems in the aggregate amount of approximately $2.1 million, bearing interest at 8% per annum. In connection with these financings, Safeguard also received warrants to purchase preferred or common stock at a weighted average price per common share of $0.69. All of the debt was due by March 3, 2001 and has not been repaid. Safeguard has also guaranteed approximately $6.1 million of MegaSystem's performance obligations under various agreements. The chief executive officer of MegaSystems is Mr. Musser's spouse, Hilary Grinker Musser. Mrs. Musser owns common stock of MegaSystems representing approximately 15% of the fully converted common equity of MegaSystems. She received a salary from MegaSystems during 2000 of approximately $156,000.

In May 2000, we acquired for $1 million a 4.7% equity position in Neuronyx, Inc., a biotechnology company founded by one of our directors, Hubert J.P. Schoemaker. Dr. Schoemaker is president, chairman and a significant stockholder of Neuronyx.

As part of our business, we participate in the management of private equity funds.

Robert Keith, vice chairman of our board of directors, is the president and CEO of TL Ventures, the management company for TL Ventures III, TL Ventures IV, TL Ventures V, EnerTech Capital Partners I, and EnerTech Capital Partners II. Mr. Keith and Safeguard are general partners of the TL Ventures and EnerTech Capital Partners funds, and they participate in the profits of these private equity funds. TL Ventures receives management fees from the TL Ventures funds and indirectly from EnerTech. During 2000, Safeguard paid to TL Ventures management fees of approximately $1 million in respect of Safeguard's capital contribution to the various funds managed by TL Ventures. TL Ventures paid Safeguard $200,000 in 2000 for management and operational services to TL Ventures and the funds and approximately $224,964 for the rental of office space. Safeguard has invested or committed a total of $66.3 million in the seven TL Ventures and EnerTech Capital funds. Safeguard owns less than 7% of the partnership interests of each of these funds.

Heinz Schimmelbusch, a Safeguard director, is a general partner of Safeguard International Fund and participates in the profits of this private equity fund. He also is one of three members of the management company of the fund. Safeguard has invested or committed $29 million to date in this fund and owns 10% of the limited partnership interests. During 2000, Safeguard paid to the fund's management company fees of approximately $600,000 in respect of Safeguard's capital contribution to the fund. The management company paid Safeguard $300,000 in 2000 for management and operational services provided by Safeguard and $239,338 for the rental of office space.

In May 1999, we loaned $2.5 million to Allied Resource Corporation. The loan bears interest at an annual rate equal to the prime rate plus 1% and is due on the earlier of May 4, 2000 or 60 days following demand for payment. The loan and accrued interest was repaid in full on its due date in May 2000. In connection with this loan, Allied Resource issued to Safeguard warrants to purchase 62,500 shares of class A common stock at an exercise price of $10.00. Dr. Schimmelbusch is chairman and a significant stockholder of Allied Resource Corporation.


[SAFEGUARD LOGO]

Safeguard owns approximately 14% of the outstanding common stock of Internet Capital Group, Inc. and received $377,782 in rent for office space leased to Internet Capital during 2000. Walter Buckley, a director of Safeguard, and Kenneth Fox, the son of a director of Safeguard, are executive officers of Internet Capital Group, Inc.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the "Audit Committee") has reviewed and discussed Safeguard's audited consolidated financial statements for fiscal 2000 with our management. The Audit Committee has discussed with KPMG LLP ("KPMG"), our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 and has discussed with KPMG its independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Safeguard's Annual Report on Form 10-K for fiscal 2000.

Audit Fees. The aggregate fees billed by Safeguard's independent auditors for professional services rendered in connection with the audit of our consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2000, as well as for the review of our consolidated financial statements included in Safeguard's Quarterly Reports on Form 10-Q during 2000, totaled $558,600 (excluding expenses reimbursed by Safeguard).

Financial Information Systems Design and Implementation Fees. No fees other than those described above under the caption "Audit Fees" and those described below under the caption "All Other Fees" were billed to Safeguard by our independent auditors for professional services in 2000.

All Other Fees. The only fees billed to Safeguard by its principal auditors during 2000 other than those described above related to services provided with regard to Safeguard's equity offering pursuant to a registration statement on Form S-3 and various miscellaneous matters, and such fees totaled $661,000. The Audit Committee believes that the foregoing expenditures are compatible with maintaining the independence of our principal auditors.

AUDIT COMMITTEE
Russell E. Palmer, Chairman
Vincent G. Bell, Jr.
Michael J. Emmi
John W. Poduska, Sr.

The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any of Safeguard's previous or future filings with the Securities and Exchange Commission, except as otherwise explicitly specified by Safeguard in any such filing.

INDEPENDENT PUBLIC ACCOUNTANTS

KPMG LLP has been our independent certified public accountants since 1986. We intend to retain them for 2001. Representatives of KPMG LLP are expected to be present at the annual meeting, will have an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.


[SAFEGUARD LOGO]

                                                                       EXHIBIT A
                           SAFEGUARD SCIENTIFICS, INC.
                             AUDIT COMMITTEE CHARTER

The Audit Committee (the "Committee") is a committee of the board of directors. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the board of directors have established, and the audit process.

In meeting its responsibilities, the Audit Committee is expected to:

1. Provide an open avenue of communication between the independent accountant and the board of directors, as the independent accountant is ultimately accountable to the board of directors and the committee.

2.    Review and update the Committee's charter annually.

3. Select and evaluate the independent accountants to be nominated, approve the compensation of the independent accountant, and if necessary, replace the independent accountants. The Committee will inform the board of directors of its decisions.

4. Assess the independence of the independent accountant, including obtaining from the accountants a written statement identifying all relationships between the accountant and the Company, and discussing with the auditor any disclosed relationships that may impact objectivity and independence of the auditor, and take any other actions deemed necessary to assure the independence of the auditor.

5. Inquire of management and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company, and whether the independent accountants concur. Management will continue to communicate with the Committee on a timely basis concerning issues which could have a material effect on the Company.

6.    Review subsidiary Audit Committee minutes annually.

7. Review the audit scope and plan of the independent accountant for the Company and major subsidiaries.

8. Review with the independent accountant the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

9.    Consider and review with the independent accountant:

      a. The adequacy of the Company's internal controls including computerized information system controls and security where applicable.

      b. Any related significant findings and recommendations of the independent accountant together with management's responses thereto, including the Company's subsidiaries.

10. Review with management and the independent accountant at the completion of the annual examination:

      a. Any significant accounting or financial reporting issues, including significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management.

      b. Any significant changes in the financial statements and accounting disclosures.

      c. The independent accountant's audit of the financial statements and its report thereon.

      d. Any significant changes required in the independent accountant's audit plan.

      e. Any significant difficulties or disputes with management encountered during the course of the audit.

      f. Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

11. Review Annual Report and SEC year-end filings, prior to issuance when possible, and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

12. Review and discuss with management and the independent accountant, any significant accounting or financial reporting issues, including significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management prior to filing interim financial reports with the SEC or other regulators.

13. [Effective January 1, 2001] Review disclosures in the Company's Annual Proxy Statement regarding the independence of Audit Committee members, and adoption of a formal written Audit Committee charter, and approve the Audit Committee charter for inclusion in the proxy statement (every 3 years).

14. [Effective January 1, 2001] Review and approve a report to be included annually in the proxy statement, which includes the following:

      a. Statement that the Audit Committee has reviewed and discussed the audited financial statements with management

      b. Statement that the Audit Committee has discussed with the independent auditors matters covered by SAS No. 61

      c. Statement that the Audit Committee has received and discussed with the auditors disclosures regarding the auditors independence.

15. Management will review policies and procedures with respect to officers' expense accounts and perquisites, including use of corporate assets and will report to the Committee once a year on its findings. The Audit Committee also will consider the results of any review of these areas by the independent accountant.

16. Management will monitor compliance with the Company's code of conduct and report to the Committee once a year.

17. Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators. The Company's general counsel will meet with the Committee once a year.

18. Meet with the independent accountant, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

19. Report Committee actions to the board of directors with such recommendations as the Committee may deem appropriate.

20. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

21. The Committee shall meet at least three times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

22. The Committee will perform such other functions as assigned by law, the Company's charter or bylaws, or the board of directors.

The membership of the Audit Committee shall consist of three independent members of the board of directors who shall serve at the pleasure of the board of directors. Audit Committee members and the Committee chairman shall be designated by the full board of directors upon the recommendation of the nominating committee.

The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the board of directors.

                                [SAFEGUARD LOGO]

                           800 THE SAFEGUARD BUILDING
                              435 DEVON PARK DRIVE
                                 WAYNE, PA 19087

                                 (610) 293-0600
                AUTOMATED INVESTOR RELATIONS LINE: (888) SFE-1200
                         TOLL-FREE NUMBER (877) 506-7371

         FOR MORE INFORMATION ABOUT SAFEGUARD, PLEASE VISIT OUR WEBSITE
                              AT WWW.SAFEGUARD.COM


       DIRECTIONS TO THE DESMOND GREAT VALLEY HOTEL AND CONFERENCE CENTER
                              One Liberty Boulevard
                                Malvern, PA 19355
                                 (610) 296-9800

FROM PHILADELPHIA

Take the Schuylkill Expressway (I-76) West. Follow I-76 West to Route 202 South. Take Route 202 South to the Great Valley/Route 29 North Exit. At the end of the ramp, proceed straight through the traffic light onto Liberty Boulevard. The hotel will be on the right.

FROM SOUTH NEW JERSEY

Take I-95 South to Route 322 West. Take 322 West to US Route 1 South to Route 202 North. Take Route 202 North to Great Valley/Route 29 North Exit. Turn right onto Route 29 North. Turn right at second light onto Liberty Boulevard. The hotel will be on the left.

FROM PHILADELPHIA AIRPORT

Take I-95 South to 476 North. Follow 476 North to the Schuylkill Expressway (I-76) West to Route 202 South. Take Route 202 South to the Great Valley/Route 29 North Exit. At the end of the ramp, proceed straight through the traffic light onto Liberty Boulevard. The hotel will be on the right.


FROM WILMINGTON AND POINTS SOUTH (DELAWARE AND MARYLAND)

Take I-95 to Route 202 North. Follow Route 202 North to the Great Valley/Route 29 North Exit. Turn right onto Route 29 North. Turn right at the second light onto Liberty Boulevard. The hotel will be on the left.

FROM HARRISBURG AND POINTS WEST

Take PA Turnpike East to Exit 24, Valley Forge. Take Route 202 South to Great Valley/Route 29 North Exit. At the end of the ramp, proceed straight through traffic light onto Liberty Boulevard. The hotel will be on the right.

FROM NEW YORK AND POINTS NORTH

Take the New Jersey Turnpike South to Exit 6, the Pennsylvania Turnpike extension. Follow the Turnpike West to Exit 24, Valley Forge. Take Route 202 South to the Great Valley/Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Boulevard. The hotel is on the right.

PROXY


                           SAFEGUARD SCIENTIFICS, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please sign and date this proxy, and indicate how you wish to vote, on the back of this card. Please return this card promptly in the enclosed envelope. OUR BOARD OF DIRECTORS IS A VITAL RESOURCE. MAKE YOUR VOTE COUNT! NO MATTER HOW MANY SHARES YOU HOLD, WE CONSIDER YOUR VOTE IMPORTANT AND ENCOURAGE YOU TO VOTE AS SOON AS POSSIBLE.

When you sign and return this proxy card, you

- appoint Warren V. Musser, Harry Wallaesa, and N. Jeffrey Klauder, and each of them (or any substitutes they may appoint), as proxies to vote your shares, as you have instructed, at the annual meeting on May 23, 2001, and at any adjournments of that meeting,

- authorize the proxies to vote, in their discretion, upon any other business properly presented at the meeting, and

-     revoke any previous proxies you may have signed.

IF YOU DO NOT INDICATE HOW YOU WISH TO VOTE, THE PROXIES WILL VOTE FOR ALL NOMINEES TO THE BOARD OF DIRECTORS AND AS THEY MAY DETERMINE, IN THEIR DISCRETION, WITH REGARD TO ANY OTHER MATTER PROPERLY PRESENTED AT THE MEETING.

                              FOLD AND DETACH HERE


                                [SAFEGUARD LOGO]

                           800 The Safeguard Building
                              435 Devon Park Drive
                              Wayne, PA 19087-1945

                              Phone: (610) 293-0600
                            Toll-Free: (877) 506-7371
                               Fax: (610) 293-0601
                Automated Investor Relations Line: (888) SFE-1200



For those of you unable to attend the meeting in person, we invite you to participate over the Internet through our website at http://www.safeguard.com.

                                                         Please mark         [X]
                                                         your votes as
                                                         indicated in
                                                         this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL DIRECTORS.

1.    ELECTION OF DIRECTORS
      Nominees:
      Warren V. Musser                      Jack L. Messman
      Vincent G. Bell, Jr.                  Russell E. Palmer
      Walter W. Buckley, III                John W. Poduska, Sr.
      Michael J. Emmi                       Heinz Schimmelbusch
      Robert A. Fox                         Hubert J.P. Schoemaker
      Robert E. Keith, Jr.                  Harry Wallaesa
                                            Carl J. Yankowski

FOR    [ ]                    WITHHELD    [ ]
ALL                           FOR ALL

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WHILE VOTING FOR THE REMAINDER, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST.


TO CUMULATE VOTES, WRITE "CUMULATE FOR" IN THE SPACE BELOW, FOLLOWED BY THE NAME OF THE NOMINEE(S) AND THE NUMBER OF VOTES TO BE CAST FOR EACH NOMINEE.

--------------------------------------------------------------------------------

SIGNATURE(S)                                      DATE:                   , 2001
            --------------------------------------     -------------------

YOU MUST SIGN EXACTLY AS YOUR NAME APPEARS ON THIS CARD. If shares are jointly owned, you must both sign. Include title if you are signing as an attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or partnership.










                              FOLD AND DETACH HERE